EXHIBIT 4.5

                                IRREVOCABLE PROXY

         KNOW ALL MEN BY THESE PRESENCE THAT, the undersigned being the holders of the common stock of Main Street IPO.com, Inc. ("Main Street"), in the amounts appearing after their signatures as set forth below, do hereby constitute and appoint Joseph Salvani, President of Main Street as proxy to act for each of the undersigned and to attend all meetings of the shareholders of said Corporation or any continuations or adjournments thereof, with full powers to vote and act on behalf of each of the undersigned, to the same extent and with the same effect the undersigned might, were they personally present there at, giving to said Joseph Salvani full power of substitution and revocation

         Any proxy or proxies heretofore given by any of the undersigned to any person or persons whatsoever are hereby revoked.

         This proxy shall remain in full force and effect for the period of two years from the date hereof.

DATED:  New York, New York
        February 2, 2000              /S/  LAURA GEORGE
                                      -----------------------------------
                                      Laura George (600,000 shares)

                                      /S/  JOANNE BERTOLINI
                                      -----------------------------------
                                      Joanne Bertolini (1,000,000 shares)

                                      /S/  RALPH DELUCA
                                      -----------------------------------
                                      Ralph DeLuca (600,000 shares)